                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-817) of our report dated January 26, 1996, except for Note 18, as to which the date is April 2, 1996, on our audits of the supplemental combined financial statements of Associates First Capital Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas

April 10, 1996